Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Form S-1 Registration Statement and related Prospectus of EuroGas, Inc. for the registration of 7,844,675 shares of common stock and to the use therein of our report dated March 31, 1999, with respect to the consolidated financial statements of EuroGas, Inc. and Subsidiaries.


                                        /s/ Hansen, Barnett & Maxwell
                                       ______________________________
                                        HANSEN, BARNETT & MAXWELL

    Salt Lake City, Utah
    December 17, 1999